EXHIBIT 10.13

                             DISTRIBUTION AGREEMENT

This agreement is made as of 28th January 2005 between SeaLife Marine Products, Inc, a wholly owned subsidiary of SeaLife Corporation, Culver City, California 90230 and Sealife Marine Africa PTY Ltd., The Distributor, address 203 Kessel Street, Fairland, Johanesburg, Guteng, South Africa 2195.


1.       KEY TERMS.

         (a) TERRITORY. "Territory" means the country or countries of Sub Saharan Africa.

         (b) PRODUCTS. "Products" mean all products that SeaLife Marine may elect in its discretion to distribute in the Territory. See exhibit "A" for product listing. Products are targeted to the marine market and other applicable markets as agreed upon by SeaLife Corporation.

2. APPOINTMENT. SeaLife Marine Products appoints Sealife Marine Africa PTY Ltd. as the exclusive distributor for sales of Products to be delivered in the Territory as listed in items 1(a) and 1(b).

3.       OBLIGATIONS OF DISTRIBUTOR.

         (a) MARKETING EFFORTS. Distributor will use its best efforts to maximize sales of Products in the Territory. Distributor shall perform its duties in a professional manner and in accordance with the highest industry standards. Distributor will coordinate its sales and marketing activities with SeaLife's business representative in Europe, RKR.

         (b) NO AUTHORITY. Distributor shall not make any representation or warranty on behalf of SeaLife Marine, or in any manner assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, SeaLife Marine or act for or bind SeaLife Marine in any respect (it being understood that any representation, warranty or obligation may only be created directly by SeaLife Marine). No advertising, publicity, promotional or other materials in any medium (nor any SeaLife's service marks, trademarks or trade names) may be used by Distributor without SeaLife's prior written approval and then only in accordance with SeaLife's instructions. The Distributor shall be entitled to trade under the name of SeaLife Marine Products and to protect this name by registration under the Companies Act No. 61 of 1973 ( as amended) or alternately under the laws relating to the registration of trade marks.

         (c) OTHER ACTIVITIES. Distributor shall promptly notify SeaLife Marine in writing if Distributor desires to distribute or sell products that are competitive with the Products and must have written approval from SeaLife prior to such sales.

4. OBLIGATIONS OF SEALIFE MARINE PRODUCTS, INC. SeaLife Marine shall inform and instruct Distributor as to the Products as listed in Exhibit A and provide guidance and promotion of the Products, as SeaLife Marine deems appropriate. SeaLife Marine shall supply materials required, in the sole judgment of SeaLife Marine, for the proper promotion and handling of sales and instructions for use of such materials. Additional obligations are attached as Annexure "A".

5. STOCKING REQUIREMENTS, PAYMENT TERMS AND OPTION TO PURCHASE FROM MASTER DISTRIBUTOR

         (a)      Stocking Requirements


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                  The Distributor will stock adequate inventories of all SeaLife
Marine products listed in Exhibit A to support all marketing and sales activities in the designated Territory. The initial purchase order due for one container (not to exceed $200,000 USA). Shipment contingent on SABS approval


         (b)      Payment Terms

                  The ownership of the products invoiced to the distributor shall pass to the distributor when the invoiced products are placed on board ship at a harbor approved by the parties hereto and payment therefore shall become due from and payable by the distributor in net cash on receipt of shipping documents except in so far as other terms of payment may from time to time be agreed to by the parties hereto. The payment may be processed through a predetermined escrow account whereby the funds are transferred to SeaLife upon presentation of shipping documents or as mutually agreed upon.

         (c) The Distributor, at its own option, may purchase SeaLife Products from Gramyco, The Master Distributor for Europe. Pricing is agreed upon strictly between the Distributor, and the Master Distributor and SeaLife has no involvement or liability.

6.       ORDERS AND PRICING.

         (a) ORDERS. All orders are subject to acceptance or rejection by SeaLife Marine, which reserves the right to reject any order or part thereof (or cancel after acceptance), for credit or for any other reason, in its sole discretion, or as mutually agreed upon. All orders are to be expressed in USA dollars and payments in respect thereof are to be made in dollars and shall be effected free of exchange at Los Angeles.

The price of the products will not increase more than 10% over a 12 month period. The exception to this is if the raw materials of the product increase more than 10%, this increase will be passed onto the distributor.

7.       PROPRIETARY RIGHTS:

         (a) OWNERSHIP. SeaLife Marine owns all Products and materials and all intellectual property rights related to or used in connection therewith (the "Rights"). Distributor shall not at any time, during or after the Term, contest, or aid any other person in contesting, or do anything which otherwise impairs SeaLife's interests in the Rights.

         (b) NON-USE AND NON-DISCLOSURE. Distributor shall treat all information regarding SeaLife or its customers or vendors, or the sale, manufacture or distribution of the Products, including actual and prospective customer and vendor names, lists and information, the methods by which sales of the Products are conducted, any method by which customers, products or supplies of the Product are obtained, business and marketing plans and financial information and all other information that might by its nature be viewed as trade secret, proprietary or confidential (collectively, "Confidential Information"), as SeaLife Marine confidential and proprietary information and shall not, without SeaLife Marine prior written consent, at any time during or after the Term, directly or indirectly (a) use any Confidential Information for its own account or for the benefit of any third party, or (b) disclose, make accessible or furnish any Confidential Information

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or intellectual  property rights therein to any third party or (c) or permit the occurrence of any of the foregoing.

8. TERM. The term of this Agreement (the "Term") commences on the Effective Date and shall continue for a period of three (3) years thereafter, unless earlier terminated as provided below. In addition, unless either party provides written termination at least sixty (60) days before the end of such three year period, the Term shall continue until terminated by either party on sixty (60) days prior written notice to the other party. SeaLife Marine may also terminate this Agreement at its sole discretion immediately for (a) material breach or failure of performance by Distributor as outlined in Section 5 (Sales performance and Payment terms)or (b) any acts of moral turpitude by Representative or other acts which might injure the reputation of SeaLife Marine. In addition, either party shall have the right to terminate this Agreement and end the Term at any time, with or without cause, upon sixty (60) days advance written notice to the other party. Upon termination by either party, the Distributor will return all collateral marketing materials, samples and other designated SeaLife Marine property in the distributor's possession.

9.       MISCELLANEOUS.

         (a) RIGHT TO CONTACT CUSTOMERS. Nothing herein will prohibit any contact or communications between SeaLife Marine and any customer. In addition, in the event that Distributor is unable to solicit, contact or otherwise sell Products to any account, SeaLife may solicit, contact and assist the Distributor in selling Products to such account. In the event of the Company soliciting, contacting with the distributors customers, or assisting the distributor in selling the products as envisaged in clause 9(a), then in that event, all profit emanating from such sale will accrue to the distributor.

         (b) ENTIRE AGREEMENT. This Agreement contains the parties' entire agreement regarding its subject matter and supercedes all prior agreements, understandings and negotiations regarding that subject matter. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. This Agreement shall control over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties; waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver of this Agreement and its terms.

         (c) ASSIGNABILITY. Distributor may not assign this Agreement without prior written consent of SeaLife Marine. SeaLife Marine may assign this Agreement to any entity that acquires substantially all of its assets or business and to any of its affiliates. The distributors restriction on the distributor from assigning his rights in terms hereof shall not be unreasonably withheld by the Company or it's assigns

         (d) ARBITRATION. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before JAMS/Endispute (the "JAMS") located in Los Angeles, California according to the rules and practices of the JAMS from time-to-time in force; PROVIDED HOWEVER that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section.

         (e) SEVERABILITY. If any provision of this Agreement is held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.


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         (f)      NOTICES; REPORTS. All notices, consents, approvals and reports required by this Agreement shall be in writing, sent by certified or registered mail, postage prepaid, or by facsimile or email (if confirmed by certified or registered mail) to the parties at the addresses first set forth above or such other addresses as be designated in writing by the respective parties in accordance with these notice requirements. Notice shall be deemed effective on the date of mailing (or the date of facsimile or email if confirmed by certified or registered mail sent within one day thereafter).

         (g) RELATIONSHIP. Distributor is an independent business entity in the performance of this Agreement, is solely responsible for its employees and agents and labor costs and expenses arising in connection therewith and is responsible for, and will indemnify SeaLife Marine Products, Inc. and its parent company, SeaLife Corporation from, all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of the activities of Distributor, its employees or agents (including providing unauthorized representations or warranties, failing to effectively disclaim warranties and liabilities of SeaLife Marine to its customers or breaching any term, representation or warranty of this Agreement, and all claims made by any entity on account of an alleged violation by Distributor of any law, regulation code or other legal requirement). SeaLife Marine is not responsible for the actual performance of this Agreement by Distributor, nor with Distributor's employment of other persons or incurring of other expenses. Except as expressly provided herein, SeaLife shall have no right to exercise control whatsoever over the activities or operations of Distributor.

         (h) WAIVERS. The waiver by either party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

         (i) APPLICABLE LAW; EXCLUSIVE FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of laws provisions. The exclusive jurisdiction and venue of any action with respect to this Agreement and all transactions related to its execution, performance and interpretation shall be the Superior Court of California for Los Angeles County or the U.S. District Court for the Central District of California and each party hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. The prevailing party in any such legal action shall be entitled to reasonable costs and attorneys' fees, including upon any appeal thereof.

         (j) CAPTIONS. Paragraph captions are inserted for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof.

         (k) INJUNCTIVE RELIEF. The parties acknowledge and agree that (a) the extent of damages to SeaLife Marine in the event of a breach by Distributor of any obligation hereunder, including its obligations under Section 7, may be impossible to ascertain and (b) SeaLife Marine will have no adequate remedy at law to compensate it in the event of breach of such obligations; consequently, Distributor agrees that if it breaches any obligation hereunder, in addition to any other rights and remedies available, SeaLife Marine shall be entitled to enforce all such obligations by injunctive or other equitable relief ordered by any court of competent jurisdiction in accordance with the provisions of Paragraph 8(h) herein, all without the requirement of any bond or other surety.

         (l) COUNTERPART. This Agreement may be executed in one or more counterparts, which shall together constitute the entire Agreements of the parties.

         (m) SURVIVAL. The provisions of Section 7 and of each other provision that by its nature gives rise to obligations that should survive termination shall survive the termination or expiration of this Agreement for any reason whatsoever.


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         (n)      NO WARRANTIES.  Distributor  acknowledges  that SeaLife Marine makes no representation or warranty to Distributor with respect to the Products, and makes only such representations and warranties to accounts as may be expressly provided in any written accepted terms of any order. Without limiting the foregoing, SEALIFE MARINE PRODUCTS, INC DOES NOT WARRANT TO DISTRIBUTOR THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCTS OR THE PERFORMANCE OR NONINFRINGEMENT THEREOF, DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, SERVICE OR ANYTHING ELSE AND DOES NOT MAKE ANY WARRANTY TO ACCOUNTS EXCEPT AS MAY BE SET FORTH IN THE WRITTEN TERMS OF ANY ORDER WITH AN ACCOUNT. SEALIFE MARINE HAS NOT AUTHORIZED ANYONE TO MAKE ANY REPRESENTATION OR WARRANTY ON ITS BEHALF.

         (o) REMEDIES. Distributor's sole and exclusive remedy for any breach of this Agreement by SeaLife Marine shall be to collect any monies that may be due and payable under the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

SeaLife Marine Products, Inc.               Distributor: SeaLife Marine (Africa)


By:    /s/ Barre Rorabaugh                  By:    /s/ A. Castle
       ----------------------------------          -----------------------------

Title: President                            Title: President
       ----------------------------------          -----------------------------
Date:                                              August 28, 2005
       ----------------------------------   Date:  -----------------------------


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                                   EXHIBIT "A"

                                  PRODUCT LIST

                               SeaLife 1100 XP Red

                              SeaLife 1200 XP Black

                                SeaLife 1001 Red

                               SeaLife 1002 Black

                             SeaLife 1003 Dark Blue

                             SeaLife 1008 Light Blue

                            SeaLife 1005 Light Green

                             SeaLife 1004 Dark Green

                               SeaLife 1006 Brown

                                SeaLife 1007 Gray

                          SeaLife 1009 Shark Fin White


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                                  ANNEXURE "A"


1        DUTIES OF THE COMPANY

         The Company hereby agrees with the Distributor that it undertakes the following during the continuance of this agreement:

1.1      RESTRICTIONS ON SALES BY COMPANY

         The Company shall not sell any of the Products to any person within the Territory with a view to the resale of the Products within the Territory, save as provided in Clause 9 hereof.

1.2      TO SUPPLY SAMPLES

         The Company shall at its own expense supply the Distributor with such amount of samples, patterns, instruction books, technical pamphlets, catalogues and advertising material as it considers reasonably sufficient with a view to promoting sales of the Products within the Territory.

1.3      TO SEND REPRESENTATIVES

         The Company shall, whenever it considers it necessary, send at its own cost a representative to visit the Distributor for the purpose of promoting sales of the Products.

1.4      INSTRUCTION COURSES FOR DISTRIBUTORS EMPLOYEES

         The Company shall provide courses for the instruction of employees and agents of the Distributor in the demonstration of the Products and in the provision of proper after-sales service; such courses shall be provided either in the Republic of South Africa or the Territory at the discretion of the Company and the expense thereof shall be borne, in the case of courses provided in the Republic of South Africa, by the Company and, in the case of courses provided in the Territory, equally between the parties hereto, save that the traveling and maintenance expenses of persons attending such courses shall not be regarded as expenses of providing the courses.

1.5      TO SAFEGUARD DISTRIBUTOR'S EXCLUSIVE RIGHTS

         The Company shall use its best endeavors to safeguard the sole and excluding rights hereby granted to the distributor, including the taking of such steps as may be available to it to prevent the infringement of those rights by other distributors or agents of the Company, and to prevent the infringement of its patents, trade marks, emblems, designs and other similar industrial or commercial monopoly rights within the Territory.